UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2007

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056-6127
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2007, the Compensation Committee (the “Committee”) met and made the following recommendations regarding compensation to certain of the Company’s executive officers. The Committee’s recommendations were approved by the Board of Directors in its May 8, 2007 meeting.

2007 Short-term Incentive Target for Mr. McNease

The Company filed a Current Report on Form 8-K dated March 14, 2007 that disclosed the terms of the 2007 short-term incentive compensation plan for the fiscal year 2007. At that time, it was reported that the aggregate inventive target for Mr. McNease, the Company’s Chairman and CEO, was 75% of base salary. The Committee has now completed its review of Mr. McNease’s compensation package and such target has been increased to 100% of base salary.

Long-Term Incentive Compensation Plan for Fiscal 2007

The Committee and the Board approved awards of restricted stock to certain of the Company’s officers under the 2005 Rowan Companies, Inc. Long-Term Incentive Plan (the “LTIP”) and established performance criteria governing the potential award of additional common stock (the “Performance Shares”). Restricted stock awards cliff vest at the end of the third year from the date of grant in the case of Mr. McNease, and ratably over a three-year service period for all other officers.

Name	Title	Shares of Restricted Stock	Restricted Stock Value(1)
Daniel F. McNease	Chairman, President and Chief Executive Officer	34,590	$1,290,899
David P. Russell	Executive Vice President - Drilling Operations	12,477	$465,642
Mark A. Keller	Executive Vice President - Business Development	10,734	$400,593
John L. Buvens, Jr.	Executive Vice President - Legal	9,711	$362,415
William H. Wells	Vice President - Finance and Chief Financial Officer	9,546	$356,257
 __________________

(1)	Amount is based upon the last reported sales price of Rowan's common stock on the NYSE on May 8, 2007 of $37.32.

The number of Performance Shares ultimately awarded, if any, is contingent upon the Company’s achievement of the following two metrics: (1) 50% will be determined based on total shareholder return over the three-year period ending on May 8, 2010, relative to a peer group of public companies comparable to the Company; and (2) 50 % will be determined based on average annual return on capital employed over the three-year period ending on May 8, 2010 against a goal approved by the Committee and Board. Performance Shares awarded to the individuals listed above can range from zero to 200% of a predetermined target, with the maximum awards as follows: McNease - 74,256 shares, Russell - 26,784 shares, Keller - 23,052 shares, Buvens - 20,844 shares, and Wells - 20,496 shares.

2007 Awards - Non-Employee Directors

On May 8, 2007, certain non-employee directors of the Company received a grant of Restricted Stock Units under the LTIP.  The units become fully vested as of the date of the Company’s next annual meeting of stockholders, but are payable in stock or cash only upon termination of service.

Name	Number of Units	Grant - Value (1)
Robert G. Croyle	3,000	$111,960
William T. Fox	3,000	111,960
Sir Graham Hearne	3,000	111,960
John R. Huff	3,000	111,960
Robert E. Kramek	3,000	111,960
Frederick R. Lausen	3,000	111,960
H. E. Lentz	3,000	111,960
Lord Moynihan	3,000	111,960
P. Dexter Peacock	3,000	111,960
_________________
(1)	Amount is based upon the last reported sales price of Rowan's common stock on the NYSE on May 8, 2007 of $37.32.

The LTIP was filed on Form 8-K on May 10, 2005 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         ROWAN COMPANIES, INC.

                        By: ___/s/ William H. Wells___________
                   William H. Wells
                         Vice President - Finance and Chief Financial Officer
                     (Principal Financial Officer)

Dated: May 14, 2007